Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-55790, 33-72124, 33-75068, 33-96138, 333-71911, 333-90811, 333-38844, 333-71116, 333-71176, 333-89066, 333-89626, 333-128156, 333-130639, 333-134380, 333-141447, 333-151076, 333-188407 and Form S-8 Nos. 33-42356, 33-42970, 33-51236, 33-54840, 33-58450, 33-75150, 33-90780, 333-05825, 333-55683, 333-40336, 333-59296, 333-91572, 333-106859, 333-116962, 333-125911, 333-133853, 333-142777, 333-151996, 333-160269, 333-168674, 333-176136, 333-184788, 333-190408) of Isis Pharmaceuticals, Inc. and in the related Prospectus of our reports dated February 28, 2014, with respect to the consolidated financial statements of Isis Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Isis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

San Diego, California
February 28, 2014